Exhibit 12.1



                SCHEDULE OF COMPUTATION OF DEBT-TO-EQUITY RATIO
                            (Dollars in Thousands)




                                                      July 31,
                                             -------------------------
                                                   2009           2008
                                             ----------     ----------

          Debt                               $1,052,000     $1,464,400

          Stockholders' equity               $  452,046     $  416,572

          Debt-to-equity ratio                      2.3            3.5
                                                    ===            ===